U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROFICIENT ALPHA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	83-1505892
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Wall St., 29th floor New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:	333-231084
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock, one Warrant and one Right	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

(1)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, warrants to purchase shares of common stock and rights exchangeable into one-tenth of one share of common stock of Proficient Alpha Acquisition Corp. (the “Company”). The description of the units, common stock, warrants and rights contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-231084) filed with the Securities and Exchange Commission on April 26, 2019, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-231084), filed with the Securities and Exchange Commission on April 26, 2019 (the “Registration Statement”)).

3.2	Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.3	By-laws (incorporated by reference to Exhibit 3.3 to the Registration Statement).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-231084), filed with the Securities and Exchange Commission on May 17, 2019 (the “Amended Registration Statement”)).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amended Registration Statement).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Amended Registration Statement).

4.4	Specimen Right Certificate (incorporated by reference to Exhibit 4.4 to the Amended Registration Statement).

4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Amended Registration Statement).

4.6	Form of Rights Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.6 to the Amended Registration Statement).

4.7	Form of Representative’s Warrants (incorporated by reference to Exhibit 4.7 to the Amended Registration Statement).

10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Registration Statement).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Amended Registration Statement).

10.3	Form of Share Escrow Agreement between the Company, American Stock Transfer & Trust Company and the Initial Stockholder (incorporated by reference to Exhibit 10.7 to the Amended Registration Statement).

(2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

PROFICIENT ALPHA ACQUISITION CORP.

By:	/s/ Kin Sze
Kin Sze
Co-Chief Executive Officer

Dated: May 29, 2019

(3)